Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2019 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--November 28, 2018--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its third quarter of fiscal year 2019, which ended October 28, 2018. Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), increased 6% sequentially and 15% over the prior year’s period for a new quarterly record of $173.5 million.

Highlights for the Third Fiscal Quarter 2019

  Record net sales for our Wireless and Sensing Products group and LoRa®-related products
  Record net sales for our Signal Integrity Products group
  Protection Products group net sales increased 15% sequentially
  Record quarterly channel point-of-sale (POS) results
  Record quarterly GAAP operating profit of $41.9 million and non-GAAP operating profit of $52.7 million
  Repurchased 536,680 shares for approximately $30 million
  Cash flow from operations increased 94% Y/Y to $52 million or 30% of net sales

Results on a GAAP basis for the Third Fiscal Quarter 2019

  GAAP Net sales were $173.5 million
  GAAP Gross margin was 61.4%
  GAAP SG&A expense was $39.6 million
  GAAP R&D expense was $27.1 million
  GAAP Operating margin was 24.1%
  GAAP Impairment of Multiphy investment was $30.0 million
  GAAP Net income was $12.2 million or $0.18 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP Basis for the Third Fiscal Quarter 2019 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

  Non-GAAP Gross margin was 61.7%
  Non-GAAP SG&A expense was $29.8 million
  Non-GAAP R&D expense was $24.5 million
  Non-GAAP Operating margin was 30.4%
  Non-GAAP Net income was $43.1 million or $0.63 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated: “We delivered strong results including new quarterly records for net sales, operating profit and non-GAAP EPS, led by record results from our Wireless and Sensing and Signal Integrity Product groups. While we are experiencing headwinds from the mobile market and some broad industry weakness, we do expect another record performance from our LoRa technology platforms in our fiscal fourth quarter and anticipate a record financial performance for fiscal year 2019, driven by growth from the IoT, mobile and data center markets.”

GAAP Fourth Fiscal Quarter 2019 Outlook

  Net sales are expected to be in the range of $155.0 million to $165.0 million
  GAAP Gross margin is expected to be in the range of 61.2% to 62.2%
  GAAP SG&A expense is expected to be in the range of $35.0 million to $36.0 million
  GAAP R&D expense is expected to be in the range of $27.7 million to $28.7 million
  GAAP Intangible amortization expense is expected to be approximately $6.5 million
  GAAP Interest and other expense is expected to be approximately $2.0 million
  GAAP Effective tax rate is expected to be in the range of 19% to 23%
  GAAP Earnings per diluted share are expected to be in the range of $0.28 to $0.33
  Fully-diluted share count is expected to be approximately 68.5 million shares
  Share-based compensation is expected to be approximately $12.0 million, categorized as follows: $0.5 million cost of sales, $2.7 million R&D and $8.8 million SG&A
  Capital expenditures are expected to be approximately $10.0 million
  Depreciation expense is expected to be approximately $5.9 million

Non-GAAP Fourth Fiscal Quarter 2019 Outlook (see the list of non-GAAP items and the reconciliation of these to the most comparable GAAP measures set forth in the tables below)

  Non-GAAP Gross margin is expected to be in the range of 61.5% to 62.5%
  Non-GAAP SG&A expense is expected to be in the range of $26.5 million to $27.5 million
  Non-GAAP R&D expense is expected to be in the range of $24.5 million to $25.5 million
  Non-GAAP Interest and other expense is expected to be approximately $2.0 million
  Non-GAAP Effective tax rate is expected to be in the range of 16% to 20%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.53 to $0.57

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its third quarter fiscal year 2019 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com under the “Investors” section. A replay of the call will be available through December 28, 2018 at the same website or by calling (855) 859-2056 and entering conference ID 4880776.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of select non-GAAP metrics. The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures. The Company’s non-GAAP measures of gross margin, SG&A expenses, R&D expenses, operating margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Environmental reserves
  Equity in net gains or losses of equity method investments

To provide additional insight into the Company's fourth fiscal quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

As noted in its first quarter fiscal year 2019 earnings release, the Company is no longer adjusting prior-period non-GAAP performance metrics of net sales and gross margin to exclude the cost of the Comcast Warrant as the Comcast Warrant was fully vested in the first quarter of fiscal year 2019. Accordingly, the Company’s non-GAAP performance previously reported for the third quarter of fiscal year 2018 will not be comparable to the period presented in the tables below. The Company in previous periods had excluded the recognized cost of the Comcast Warrant from non-GAAP net sales and non-GAAP gross margins because the cost related to a non-routine, non-cash equity award that was provided to Comcast as an incentive to deploy a network based on technology developed by the Company and because the Comcast Warrant would not have had an ongoing impact on revenues in future periods.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the third quarter of fiscal year 2018 and the second and third quarters of fiscal year 2019, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP effective tax rate) to their most comparable GAAP measures for the fourth quarter of fiscal year 2019. The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP effective tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges that are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the Company’s outlook for the fourth quarter of fiscal year 2019, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; export restrictions and impact of trade restrictions and tariffs; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2018, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the Nasdaq Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

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Semtech, the Semtech logo and LoRa are registered trademarks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2018	2018	2017	2018	2017
	Q319	Q219	Q3 2018	Q319	Q3 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$173,550	$163,211	$150,304	$467,190	$447,233
Cost of sales	66,988	63,087	60,885	189,035	180,663
Gross profit	106,562	100,124	89,419	278,155	266,570
Operating costs and expenses:
Selling, general and administrative	39,587	33,529	36,568	114,522	109,820
Product development and engineering	27,147	28,079	27,631	81,425	81,046
Intangible amortization	6,480	6,480	7,453	19,921	20,414
Loss on disposition of business operations	-	-	-	-	375
Changes in the fair value of contingent earn-out obligations	(8,519)	(900)	188	(9,419)	188
Total operating costs and expenses	64,695	67,188	71,840	206,449	211,843
Operating income	41,867	32,936	17,579	71,706	54,727
Impairment on investment	(30,000)	-	(4,250)	(30,000)	(4,250)
Interest expense, net	(2,355)	(2,200)	(2,032)	(6,745)	(6,107)
Non-operating income, net	1,182	542	5,517	1,914	4,681
Income before taxes and equity in net gains (losses) of equity method investments	10,694	31,278	16,814	36,875	49,051
Provision for taxes	(1,454)	6,082	3,272	(12,882)	11,124
Net income before equity in net gains (losses) of equity method investments	12,148	25,196	13,542	49,757	37,927
Equity in net gains (losses) of equity method investments	17	(27)	(204)	(41)	(204)
Net income	$12,165	$25,169	$13,338	$49,716	$37,723

Earnings per share:
Basic	$0.18	$0.38	$0.20	$0.75	$0.57
Diluted	$0.18	$0.37	$0.20	$0.73	$0.56

Weighted average number of shares used in computing earnings per share:
Basic	66,014	66,063	66,194	66,134	65,932
Diluted	68,731	68,880	67,817	68,549	67,555

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 28,	January 28,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$312,236	$307,923
Accounts receivable, net	83,820	53,183
Inventories	61,159	71,067
Prepaid taxes	11,093	11,809
Other current assets	18,126	17,250
Total current assets	486,434	461,232

Non-current assets:
Property, plant and equipment, net	119,481	124,586
Deferred tax assets	27,485	4,236
Goodwill	355,175	341,897
Other intangible assets, net	40,286	60,207
Other assets	55,523	93,618
Total assets	$1,084,384	$1,085,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,556	$37,208
Accrued liabilities	60,856	60,832
Deferred revenue	965	12,758
Current portion, long term debt	18,256	15,410
Total current liabilities	120,633	126,208

Non-current liabilities:
Deferred tax liabilities	13,814	14,682
Long term debt, less current portion	197,417	211,114
Other long-term liabilities	59,583	68,759
Stockholders’ equity	692,937	665,013
Total liabilities & stockholders' equity	$1,084,384	$1,085,776

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(Amounts in thousands)

	Nine Months Ended
	October 28,	October 29,
	2018	2017
	(Unaudited)	(Unaudited)

Net income	$49,716	$37,723

Net cash provided by operating activities	136,365	72,850
Net cash used in investing activities	(25,181)	(51,894)
Net cash used in financing activities	(106,871)	(26,965)
Net increase (decrease) in cash and cash equivalents	4,313	(6,009)
Cash and cash equivalents at beginning of period	307,923	297,134
Cash and cash equivalents at end of period	$312,236	$291,125

	Three Months Ended
	October 28,	July 29,	October 29,
	2018	2018	2017
	Q319	Q219	Q3 2018
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$51,998	$49,338	$26,854
Net Capital Expenditures	(3,107)	(4,886)	(7,866)
Free Cash Flow:	$48,891	$44,452	$18,988

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Amounts in thousands - except per share amounts)

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2018	2018	2017	2018	2017
	Q319	Q219	Q3 2018	Q319	Q3 2018
Gross Margin- GAAP	61.4%	61.3%	59.5%	59.5%	59.6%
Share-based compensation	0.3%	0.2%	0.2%	0.3%	0.3%
Adjusted Gross Margin (Non-GAAP)	61.7%	61.5%	59.7%	59.8%	59.9%

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2018	2018	2017	2018	2017
	Q319	Q219	Q3 2018	Q319	Q3 2018
Selling, general and administrative- GAAP	$39,587	$33,529	$36,568	$114,522	$109,820
Share-based compensation	(8,478)	(11,378)	(6,589)	(31,318)	(22,200)
Transaction and integration related	(1,454)	(264)	(1,084)	(1,952)	(2,701)
Environmental and other reserves and charges	(86)	-	95	(431)	(396)
Litigation cost net of recoveries	264	6,304	(956)	6,008	(1,285)
Adjusted selling, general and administrative (Non-GAAP)	$29,833	$28,191	$28,034	$86,829	$83,238

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2018	2018	2017	2018	2017
	Q319	Q219	Q3 2018	Q319	Q3 2018
Product development and engineering- GAAP	$27,147	$28,079	$27,631	$81,425	$81,046
Share-based compensation	(2,511)	(2,282)	(2,202)	(7,018)	(6,079)
Transaction and integration related	(168)	(135)	(308)	(597)	(1,030)
Litigation cost net of recoveries	-	(532)	-	(532)	-
Adjusted product development and engineering (Non-GAAP)	$24,468	$25,130	$25,121	$73,278	$73,937

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2018	2018	2017	2018	2017
	Q319	Q219	Q3 2018	Q319	Q3 2018
Operating Margin- GAAP	24.1%	20.2%	11.7%	15.3%	12.2%
Share-based compensation	6.6%	8.6%	6.1%	8.4%	6.6%
Intangible amortization	3.7%	4.0%	5.0%	4.3%	4.6%
Transaction and integration related	1.0%	0.2%	0.9%	0.6%	0.8%
Environmental and other reserves and charges	0.1%	0.0%	-0.1%	0.1%	0.2%
Litigation cost net of recoveries	-0.2%	-3.5%	0.6%	-1.2%	0.3%
Changes in the fair value of contingent earn-out obligations	-4.9%	-0.6%	0.1%	-2.0%	0.0%
Adjusted Operating Margin (Non-GAAP)	30.4%	28.9%	24.3%	25.5%	24.7%

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2018	2018	2017	2018	2017
	Q319	Q219	Q3 2018	Q319	Q3 2018
GAAP net income	$12,165	$25,169	$13,338	$49,716	$37,723

Adjustments to GAAP net income:
Share-based compensation	11,466	13,966	9,107	39,446	29,440
Intangible amortization	6,480	6,480	7,453	19,921	20,414
Transaction and integration related	1,622	399	1,393	2,549	3,733
Environmental and other reserves and charges	86	-	(95)	432	770
Litigation cost net of recoveries	(264)	(5,772)	955	(5,476)	1,284
Changes in the fair value of contingent earn-out obligations	(8,519)	(900)	188	(9,419)	188
Investment Impairment, net of offsets	30,000	-	4,000	30,000	4,000
Investment gain	-	-	(3,635)	-	(4,385)
Total Non-GAAP adjustments before taxes	40,871	14,173	19,366	77,453	55,444
Associated tax effect	(9,946)	(1,741)	(362)	(32,341)	(4,702)
Equity in net losses of equity method investments	(17)	27	204	41	204
Total of supplemental information net of taxes	30,908	12,459	19,208	45,153	50,946
Non-GAAP net income	$43,073	$37,628	$32,546	$94,869	$88,669

Diluted GAAP earnings per share	$0.18	$0.37	$0.20	$0.73	$0.56
Adjustments per above	0.45	0.18	0.28	0.65	0.75
Diluted non-GAAP earnings per share	$0.63	$0.55	$0.48	$1.38	$1.31

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2018	2018	2017	2018	2017
	Q319	Q219	Q3 2018	Q319	Q3 2018
Comcast Warrant*
Impact on Net Sales	$-	$-	$(6,249)	$(21,501)	$(14,726)
Associated tax effect	-	-	2,334	3,678	5,345
Impact on EPS	$-	$-	$(0.06)	$(0.26)	$(0.14)

*In consideration of discussions held with the Securities and Exchange Commission we will no longer adjust net sales for the impact of the Warrant for any comparable historical periods presented. The Company will instead provide GAAP net sales for historical periods presented and will separately disclose the impact of the Warrant on the financial statement line items impacted by the Warrant.

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
Fourth Quarter of Fiscal Year 2019 Outlook
(Amounts in thousands - except per share amounts)

	Q4 FY19 Outlook
	January 27,
	2019
	Low	High
Gross Margin- GAAP	61.2%	62.2%
Share-based compensation	0.3%	0.3%
Adjusted Gross Margin (Non-GAAP)	61.5%	62.5%

	Low	High
Selling, general and administrative- GAAP	$35.0	$36.0
Share-based compensation	(8.8)	(8.8)
Transaction and integration related	0.3	0.3
Adjusted selling, general and administrative (Non-GAAP)	$26.5	$27.5

	Low	High
Product development and engineering- GAAP	$27.7	$28.7
Share-based compensation	(2.7)	(2.7)
Transaction and integration related	(0.5)	(0.5)
Adjusted product development and engineering (Non-GAAP)	$24.5	$25.5

	Low	High
GAAP EPS	$0.28	$0.33
Share-based compensation	0.18	0.18
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.09	0.09
Associated Tax Effect	(0.03)	(0.04)
Adjusted EPS (Non-GAAP)	$0.53	$0.57

CONTACT:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com